UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2009

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On June 3, 2009, Kilroy Realty Corporation (the “Company”) completed an underwritten public offering of 10,062,500 shares of its common stock, par value $0.01 per share. The shares were issued and sold by the Company to the underwriters at a public offering price of $20.00 per share pursuant to an underwriting agreement dated as of May 29, 2009, by and among the Company, Kilroy Realty, L.P., the Company’s operating partnership, and the underwriters. Merrill Lynch & Co. and J. P. Morgan Securities Inc. acted as representatives of the several underwriters named in the underwriting agreement. The shares sold in the offering included 1,312,500 shares issued and sold pursuant to the exercise in full of the underwriters’ overallotment option under the underwriting agreement. The underwriting agreement is filed herewith as Exhibit 1.1. The opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to the validity of the shares in the offering is filed herewith as Exhibit 5.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1	Underwriting Agreement dated May 29, 2009

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: June 3, 2009
	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

EXHIBIT INDEX

1.1	Underwriting Agreement dated May 29, 2009
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

4